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                                                                   EXHIBIT NO. 5

                                                                        (Ex. 24)


                               POWER OF ATTORNEY
                               -----------------

    KNOW ALL MEN BY THESE PRESENTS that the undersigned director and treasurer of PDR Services Corporation, a Delaware corporation, does hereby constitute and appoint James F. Duffy, Michael Cavalier, Joseph Stefanelli and Ivonne L. Nagy and any of them, as his true and lawful attorneys-in-fact for him and in his name to sign, execute, deliver and file with the Securities and Exchange Commission Registration Statements under the Securities Act of 1933 and Investment Company Act of 1940 and any and all amendments thereto, and any and all certificates, letters, applications or other documents connected therewith which such attorneys-in-fact may deem necessary or advisable for the registration under such Acts of Units of undivided fractional interest in all series of SPDR Trust Series 1, MidCap SPDR Trust Series 1 and any other similar unit investment trust for which the Corporation is a sponsor and to take any and all action that the said attorneys-in-fact may deem necessary or advisable in order to carry out fully the intent of the foregoing appointment, hereby ratifying and approving the acts of said attorneys-in-fact.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 24th day of April 1997.


                                        By:
                                           --------------------------------
                                                   Paul R. Shackford